            1997 HONEYWELL STOCK AND INCENTIVE PLAN


ARTICLE 1.   PURPOSE AND DURATION

1.1  PURPOSE.   The purpose of the 1997 Honeywell Stock and Incentive Plan is to further the growth, development and financial success of Honeywell and its Subsidiaries by aligning the personal interests of key employees, through the ownership of shares of the Honeywell common stock and through other incentives, to those of its shareholders. The Plan is further intended to provide flexibility to Honeywell in its ability to compensate key employees and to motivate, attract and retain the services of those who have the ability to contribute to the success of Honeywell and its Subsidiaries. The Plan also provides for incentive awards to key employees of Affiliates in those cases where the success of Honeywell or its Subsidiaries may be enhanced by the award of incentives to such persons.

Stock Options, Stock Appreciation Rights and Other Stock Based Awards may be granted under the Plan.

1.2 DURATION. Upon approval by the Board of Directors of Honeywell, subject to ratification by an affirmative vote of a majority of the Shares present and entitled to vote at the annual meeting of shareholders of Honeywell to be held on April 15, 1997, or at any adjournment thereof, the Plan, if so approved, shall become effective April 16, 1997, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 10 herein, until April 15, 2002 (the "Termination Date").

ARTICLE 2.   DEFINITIONS

2.1 DEFINITIONS. Capitalized terms used throughout the Plan shall have the meanings set forth below unless otherwise defined elsewhere in the Plan:

(a) "AFFILIATE" means any corporation (other than a Subsidiary), partnership, association, joint venture or other entity in which Honeywell or any Subsidiary participates directly or indirectly in the decisions regarding the management thereof or the production or marketing of products or services.

(b) "AWARD" means, individually or collectively, the grant of a Stock Option, Stock Appreciation Right or Other Stock Based Award under this Plan.

(c) "AWARD AGREEMENT" means the document which evidences an Award and which sets forth the terms, conditions and limitations relating to such Award.

(d)  "BOARD OF DIRECTORS" means the Board of Directors of Honeywell.

(e)  "CHANGE IN CONTROL" shall have the meaning set forth in Article 9 herein.

(f) "CHANGE IN CONTROL VALUE" means the highest price paid for a Share by a third party in connection with a Change in Control.

(g) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor Code thereto.

(h) "COMMITTEE" means the group of individuals administering the Plan, which shall be the Personnel Committee of the Board or any other committee of the Board performing similar functions as appointed from time to time by the Board.

(i)  "EFFECTIVE DATE" means April 16, 1997.

(j) "ELIGIBLE EMPLOYEE" means any executive, managerial, professional, technical or administrative employee of Honeywell, any Subsidiary or any Affiliate who is expected to contribute to its success.

(k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(l) "FAIR MARKET VALUE" means, with respect to any particular date, the average of the highest and lowest price of a Share as reported on the consolidated tape for New York Stock Exchange listed securities (or other principal reporting system, as determined by the Committee).

(m) "INCENTIVE STOCK OPTION" means a Stock Option, which is designated as an Incentive Stock Option and meets the requirements of Section 422 of the Code.

(n)  "HONEYWELL" means Honeywell Inc., a Delaware corporation.

(o) "NONQUALIFIED STOCK OPTION" means a Stock Option, which is not an Incentive Stock Option.

(p) "OTHER STOCK BASED AWARD" means an Award, granted under Article 6 herein, other than a Stock Option or Stock Appreciation Right, that is paid with, valued in whole or in part by reference to, or is otherwise based on Shares.

(q) "PARTICIPANT" means an Eligible Employee selected by the Committee to receive an Award under the Plan.

(r)  "PLAN" means the 1997 Honeywell Stock and Incentive Plan.

(s) "SHARES" means the issued or unissued shares of the common stock, par value $1.50 per share, of Honeywell.

(t) "STOCK APPRECIATION RIGHT" means the grant, under Article 6 herein, of a right to receive a payment from Honeywell, in the form of Shares, cash or a combination of both, equal to the difference between the Fair Market Value of one or more Shares and the exercise price of such Shares under the terms of such grant.

(u) "STOCK OPTION" means the grant, under Article 6 herein, of a right to purchase a specified number of Shares during a specified period at a designated price, which may be an Incentive Stock Option or a Nonqualified Stock Option.

(v) "SUBSIDIARY" means a corporation as defined in Section 425(f) of the Code with Honeywell being treated as the employer corporation for purposes of this definition.

(w) "TERMINATION DATE" means the earlier of: the date on which all Shares subject to the Plan have been purchased or acquired according to the Plan's provisions, the date the Plan is terminated pursuant to Article 10, or April 15, 2002.

(x) "WITHHOLDING EVENT" means an event related to an Award which results in the Participant being subject to taxation at the federal, state, local or foreign level.

ARTICLE 3.   ADMINISTRATION

3.1 AUTHORITY. The Committee shall administer the Plan and shall have full and exclusive power, except as limited by law or by the Restated Certificate of Incorporation or By-laws of Honeywell, and subject to the provisions herein, to:

(a)  select Eligible Employees to whom Awards are granted;

(b) determine the size and types of Awards and the terms and conditions thereof in a manner consistent with the Plan;

(c) determine whether, to what extent and under what circumstances, Awards may be: settled, paid or exercised in cash, Shares, other Awards, or other property; or canceled, forfeited or suspended;

(d) construe and interpret the Plan and any agreement or instrument entered into under the Plan;

(e) amend (subject to the provisions of Section 4.2(f) and Article 10 herein) the terms and conditions, other than price, of any outstanding Award to the extent such terms and conditions are within its discretion; and

(f) establish, amend or waive rules and regulations for the Plan's administration and make all other determinations which may be necessary or advisable for the administration of the Plan; provided, however, that the Board of Directors may from time to time assume, in its sole discretion, administration of the Plan.

All Awards shall be made by the Committee, provided however, that Awards may be made by the Chief Executive Officer of Honeywell, or a designee approved by the Committee other than during the normal period for granting Awards, subject to ratification by the Committee or satisfaction of a six-month holding period following the date of grant.

3.2  DECISIONS BINDING.   All determinations and decisions made by the
Committee related to the Plan, and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including Honeywell, its Subsidiaries and Affiliates, its shareholders, Participants, and their estates and beneficiaries.

ARTICLE 4.   SHARES SUBJECT TO THE PLAN

4.1  NUMBER OF SHARES.   Subject to adjustment as provided in Section 4.2
herein, no more than 7,500,000 Shares may be issued under the Plan, of which a maximum of fifty percent (50%) of such Shares may be issued pursuant to Other Stock Based Awards. These Shares may consist in whole or in part, of authorized and unissued Shares, or of treasury Shares. No fractional Shares shall be issued under the Plan; however, cash may be paid in lieu of any fractional Shares in settlement of Awards under the Plan.

4.2 ADJUSTMENTS. For purposes of determining the number of Shares available for issuance under the Plan:

(a) The grant of an Award shall reduce the authorized pool of Shares by the number of Shares subject to such Award while such Award is outstanding.
     If any Award granted under the Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to such Award shall be credited to the authorized pool of Shares and again be available for the grant of an Award under the Plan; except, however, to the extent that such Award was granted in tandem with another Award, any Shares issued pursuant to the exercise or settlement of such other Award shall not be credited back.

(b) Any Shares tendered, either actually or by attestation, in payment of the price of a Stock Option or stock option exercised under any other Honeywell plan shall be credited to the authorized pool of Shares.

(c) To the extent that any Shares covered by Stock Appreciation Rights are not issued upon the exercise of such Stock Appreciation Rights, the authorized pool of Shares shall be credited for such number of Shares.

(d) To the extent that an Award is settled in cash or any form other than Shares, the authorized pool of Shares shall be credited with the appropriate number of Shares represented by such settlement of the Award, as determined at the sole discretion of the Committee.

(e) If Shares are used to pay dividends and dividend equivalents in conjunction with outstanding Awards, an equivalent number of Shares shall be deducted from the Shares available for issuance.

(f) Subject to Article 9 herein, in the event of any merger, reorganization, consolidation, recapitalization, separation, spin-off, liquidation, stock dividend, split-up, Share combination or other change in the corporate or capital structure of Honeywell affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided that the number of Shares subject to any Award shall always be a whole number.

4.3  EFFECT OF ACQUISITION.   The Committee may authorize Awards to be issued
under the Plan in substitution for awards or rights issued by a company whose shares or assets are acquired by Honeywell or a Subsidiary. These Awards shall not reduce the number of Shares available for grant under the Plan.

ARTICLE 5.   PARTICIPATION

5.1  SELECTION OF PARTICIPANTS.   The Committee may, from time to time, select
from all Eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award. Nothing herein shall confer upon any Eligible Employee, the right to receive an Award under the Plan, or, if selected to receive an Award, the right to continue to receive same. Further, no Participant shall have any right, by reason of the grant of any Award under the Plan, to continued employment by Honeywell or any Subsidiary or Affiliate. There is no obligation for uniformity of treatment of Participants under the Plan.

5.2  AWARD AGREEMENT.   All Awards shall be evidenced by an Award Agreement
unless otherwise specified by the Committee. The Award Agreement shall specify such terms, conditions, limitations, and other provisions applicable to the Award as determined by the Committee.

ARTICLE 6.   AWARDS

Awards may be granted as Stock Options, Stock Appreciation Rights or Other Stock Based Awards, and except as otherwise provided for in Section 3.1 herein, may be granted by the Committee to Eligible Employees at any time, and from time to time as the Committee shall determine. The Committee shall have complete discretion in determining the number of Awards to grant (subject to the Share limitations set forth in Sections 4.1 and 6 herein) and, consistent with the provisions of the Plan, the terms, conditions and limitations pertaining to such Awards. No Participant may be granted Stock Options or Stock Appreciation Rights representing in the aggregate, more than 500,000 Shares, in any given year.

No Award may be granted on or after the Termination Date, but Awards made prior to the Termination Date may be exercised, vested or otherwise effectuated beyond that date unless otherwise limited.

6.1  STOCK OPTIONS.   Stock Options may be granted at an exercise price which
shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Stock Option is granted.

A Stock Option may be exercised at such times and subject to such conditions as may be specified in an Award Agreement in whole or in installments, which may be cumulative and shall expire at such time as the Committee shall determine at the time of grant; provided that no Stock Option shall be exercisable later than ten (10) years after the date it is granted. Prior to the exercise of a Stock Option, the holder thereof shall not have any rights of a shareholder with respect to any of the Shares covered by the Stock Option.

A Stock Option shall be exercised by the delivery of a written notice of exercise to the Director of Executive Compensation of Honeywell or such other person specified by the Committee, setting forth the number of Shares with respect to which the Stock Option is to be exercised, accompanied by full payment of the total Stock Option price and any required withholding taxes. Payment shall be made either (a) in cash or its equivalent, (b) by tendering, either actually or by attestation, previously acquired Shares having a Fair Market Value at the time of exercise equal to the total price of the Stock Option, or (c) by a combination of (a) and (b). The Committee also may allow exercises to be made with the delivery of payment as permitted under Federal Reserve Board Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. The Committee may provide that the exercise of a Stock Option, by tendering previously acquired shares, will entitle the exercising Participant to receive another Stock Option covering the same number of shares tendered and with a price of no less than the Fair Market Value on the date of grant of such other option.

6.2  STOCK APPRECIATION RIGHTS.   Stock Appreciation Rights may be granted at
an exercise price which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted, in tandem with a Stock Option, such that the exercise of the Stock Appreciation Right or related Stock Option will result in a forfeiture of the right to exercise the related Stock Option for an equivalent number of shares, or independently of any Stock Option.

A Stock Appreciation Right may be exercised at such times as may be specified in an Award Agreement, in whole or in installments, which may be cumulative and shall expire at such time as the Committee shall determine at the time of grant; provided that no Stock Appreciation Right shall be exercisable later than ten (10) years after the date it is granted.

Stock Appreciation Rights shall be exercised by the delivery of a written notice of exercise to the Director of Executive Compensation of Honeywell or such other person specified by the Committee, setting forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised.

6.3  OTHER STOCK BASED AWARDS.   Other Stock Based Awards may be granted to
such Eligible Employees as the Committee may select, at any time and from time to time as the Committee shall determine, in payment of amounts earned under other incentive compensation plans of Honeywell, in satisfaction of performance goals or for other consideration. The Committee shall have complete discretion in determining the number of Shares subject to such Awards (consistent with the Share limitations set forth in Sections 4.1 and 6 herein), the consideration for such Awards and the terms, conditions and limitations pertaining to same including, without limitation, restrictions based upon the achievement of performance goals, and/or restrictions under applicable federal or state securities laws, and conditions under which same will lapse. Performance goals may include individual performance goals established by the Committee or Honeywell's achievement goals established by the Committee based on certain business criteria such as cash flow, debt to equity ratio, earnings per share, economic value added, net income, operating ratio, return on assets, return on equity, return on investment, revenue, shareholder return and working capital. The terms, restrictions and conditions of the Award need not be the same with respect to each Participant.

The Committee may, in its sole discretion, direct Honeywell to issue Shares subject to such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

ARTICLE 7.   DIVIDENDS AND DIVIDEND EQUIVALENTS

The Committee may provide that Awards earn dividends or dividend equivalents. Such dividend equivalents may be paid currently or may be credited to an account established by the Committee under the Plan in the name of the Participant. In addition, dividends or dividend equivalents paid on outstanding Awards or issued Shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

ARTICLE 8.   DEFERRALS AND SETTLEMENTS

Payment of Awards may be in the form of cash, Shares, other Awards, or in such combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose. Payment may be made in a lump sum or in installments as prescribed by the Committee. The Committee may also require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in Shares.

The Committee may provide that Shares may be utilized to pay all or any part of the purchase price of the exercise of any Stock Option or option to acquire Shares under any other Honeywell incentive compensation plan, if permitted under such plan.

ARTICLE 9.   CHANGE IN CONTROL

9.1  DEFINITION.   For purposes of this Section 9.1, a Change in Control of
Honeywell shall be deemed to have occurred if the conditions set forth in any one or more of the following paragraphs shall have been satisfied:

(a) Any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Honeywell, any subsidiary of Honeywell, any "person" (as hereinabove defined) acting on behalf of Honeywell as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of Honeywell or any corporation owned, directly or indirectly, by the shareholders of Honeywell in substantially the same proportions as their ownership of stock of Honeywell), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Honeywell representing
thirty percent (30%) or more of the combined voting      power of Honeywell's
then outstanding securities; or

(b) During any period of not more than two consecutive years (not including any period prior to the Effective Date of the Plan), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with Honeywell to effect a transaction described in paragraphs (a), (c) or (d) of this Section 9.1) whose election by the Board of Directors or nomination for election by Honeywell's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c) The shareholders of Honeywell approve a merger or consolidation of Honeywell with any other person, other than (i) a merger or consolidation which would result in the voting securities of Honeywell outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Honeywell or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Honeywell (or similar transaction) in which no "person" (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of Honeywell's then outstanding securities; or

(d) The shareholders of Honeywell approve a plan of complete liquidation of Honeywell or an agreement for the sale or disposition by Honeywell of all or substantially all of Honeywell's assets (or any transaction having a similar effect).

9.2  EFFECT.   In the event of a Change in Control of Honeywell,, then, as of the first date that the Change in Control has been deemed to have occurred, (i) any Stock Options not previously exercisable and vested shall become fully exercisable and vested, (ii) restrictions, if any, applicable to Other Stock Based Awards shall lapse and the Shares subject thereto shall become fully vested, and (iii) Other Stock Based Awards shall be paid as described in
Section 9.3.

9.3  PAYMENT UPON CHANGE IN CONTROL.   Notwithstanding any other provision of
the Plan, a Participant shall receive, with respect to each performance period for any Other Stock Based Award in progress at the time of the Change in Control, a lump sum cash amount, within five days after the Change in Control, equal to the "Change in Control Value" of the Other Stock Based Awards the Participant would have earned if 100% of the relevant performance goals were met, multiplied by a fraction, the numerator of which is the number of months (rounded to the nearest whole month) of actual service in the relevant performance period and the denominator being the number of months in the relevant performance period.

ARTICLE 10.   AMENDMENT, MODIFICATION AND TERMINATION

10.1 AMENDMENT, MODIFICATION AND TERMINATION.   Subject to the approval of the
Board of Directors, the Committee may terminate, amend or modify the Plan at any time and from time to time, without shareholder approval, except to the extent required by applicable law. The termination, amendment or modification of the Plan may be in response to changes in the Code, the Exchange Act, national securities exchange regulations or for other reasons deemed appropriate by the Committee. However, without the approval of the shareholders of Honeywell, no amendment or modification shall (i) materially increase the total amount of Shares which may be issued under the Plan, except as provided in Sections 4.2(f) and 4.3 herein, (ii) increase the limitation set forth in Article 6 for the number of Stock Options or Stock Appreciation Rights that may be granted to any individual, or (iii) change the minimum Stock Option and Stock Appreciation Right exercise prices set forth in Sections 6.1 and 6.2 herein.

10.2 AWARDS PREVIOUSLY GRANTED.   No termination, amendment or modification of
the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 11.   WITHHOLDING

11.1 TAX WITHHOLDING.   Honeywell shall have the power and the right to deduct
or withhold, or require a Participant or any person to whom an Award may be transferred, if permitted by the Committee, to remit to Honeywell, an amount in cash or Shares having a Fair Market Value sufficient to satisfy federal, state and local taxes (including any FICA obligation) required by law to be withheld with respect to any Withholding Event which occurs because of a grant of an Award or exercise or payment made thereunder, or as a result of the Plan.

11.2 SHARE WITHHOLDING.   Upon a Withholding Event, the Committee may require
one or more classes of Participants or any persons to whom an Award may be transferred, if permitted by the Committee, to satisfy the withholding requirement, in whole or in part, by having Honeywell withhold Shares having a Fair Market Value, on the date the tax is to be determined, equal to the amount of withholding (federal, FICA, state or local) which is required by law.
Absent such a mandate, the Committee may allow Participants or such persons to elect Share withholding for tax purposes subject to such terms and conditions as the Committee shall establish.

ARTICLE 12.   INDEMNIFICATION

12.1 INDEMNIFICATION.   Each person who is or shall have been a member of the
Committee, or of the Board of Directors, shall be indemnified and held harmless by Honeywell from and against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof with Honeywell's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give Honeywell an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under Honeywell's Restated Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that Honeywell may have to indemnify them or hold them harmless.

ARTICLE 13.   UNFUNDED PLAN

13.1 UNFUNDED PLAN.   The Plan shall be unfunded and Honeywell shall not be
required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Honeywell to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Honeywell shall be deemed to be secured by any pledge of, or other encumbrance on, any property or assets of Honeywell.

ARTICLE 14.   SUCCESSORS

14.1 SUCCESSORS.   All obligations of Honeywell under the Plan, with respect to any Awards granted hereunder, shall be binding on any successor to Honeywell, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of Honeywell.

ARTICLE 15.   REQUIREMENTS OF LAW

15.1 REQUIREMENTS OF LAW.   The granting of Awards and the issuance of Shares
under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Further, each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any Shares available for Awards or any Awards upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of Shares pursuant to an Award, or the granting of such Award or the grant or settlement thereof, such Award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

15.2 SEVERABILITY.   In the event any provision of the Plan shall be held
illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.3 GOVERNING LAW.   To the extent not preempted by federal law, the Plan and
all Award Agreements, shall be construed in accordance with and governed by the laws of the State of Minnesota.